Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 6000 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 AMERICA • ASIA PACIFIC • EUROPE

August 9, 2017

Range Resources Corporation

100 Throckmorton Street, Suite 1200

Fort Worth, Texas 76102

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Range Resources Corporation, a Delaware corporation (the “Company”), Energy Assets Operating Company, LLC, a Delaware limited liability company (“Energy Assets”), Range Energy Services Company, LLC, a Delaware limited liability company (“Energy Services”), Range Production Company, LLC, a Delaware limited liability company (“Range Production”), Range Resources—Appalachia, LLC, a Delaware limited liability company (“Range Appalachia”), Range Resources—Louisiana, Inc., a Delaware corporation (“Range Louisiana”), Range Resources—Midcontinent, LLC, a Delaware limited liability company (“Range Midcontinent”), Range Resources—Pine Mountain, Inc., a Delaware corporation (“Range Pine Mountain”), and Range Louisiana Operating, LLC, a Delaware limited liability company (together with Energy Assets, Energy Services, Range Production, Range Appalachia, Range Louisiana, Range Midcontinent and Range Pine Mountain, the “Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an indeterminate amount of:

(i)    debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”);

(ii)    guarantees of each Guarantor (“Guarantees”), which may be guarantees of the Senior Debt Securities (the “Senior Guarantees”) and/or the Subordinated Debt Securities (the “Subordinated Guarantees”);

(iii)    shares of the Company’s preferred stock, $1.00 par value per share (the “Preferred Stock”);

(iv)    shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”);

(v)    depositary shares representing fractional interests in any series of Preferred Stock (the “Depositary Shares”);

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

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August 9, 2017

(vi)    warrants to purchase shares of Common Stock (the “Warrants”); and

(vii)    units (the “Units”) representing an interest in two or more of the types of securities referred to above.

The Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the Depositary Shares, the Warrants and the Units are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement:

(1)    the Senior Debt Securities and the Senior Guarantees (if any) will be issued under one or more indentures (each, a “Senior Indenture”) to be entered into between the Company, the Guarantors (if any) and a trustee (the “Senior Trustee”);

(2)    the Subordinated Debt Securities and the Subordinated Guarantees (if any) will be issued under one or more indentures (each, a “Subordinated Indenture”) to be entered into between the Company, the Guarantors (if any) and a trustee (the “Subordinated Trustee”);

(3)    the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of each such series of Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”);

(4)    the Depositary Shares will be evidenced by depositary receipts (the “Depositary Receipts”) issued under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and a depositary agent (each, a “Depositary Agent”);

(5)    the Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent (each, a “Warrant Agent”); and

(6)    the Units will be issued under one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a unit agent (each, a “Unit Agent”);

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement or a Current Report on Form 8-K incorporated by reference into the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Range Resources Corporation

August 9, 2017

We have examined the Registration Statement, the exhibits thereto, the Company’s Restated Certificate of Incorporation, as amended to the date hereof (the “Charter”), the Company’s Amended and Restated By-Laws, as amended to the date hereof (the “By-Laws”), the organizational documents of the Guarantors, as amended to the date hereof, and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) and the board of directors or managers (each, a “Governing Body”) of each of the Guarantors relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and the Guarantors, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.     The Senior Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company and the Senior Guarantees (if any) of each such series of Senior Debt Securities will constitute valid and binding obligations of each Guarantor (if any) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Senior Indenture shall have been duly authorized, executed and delivered by the Company, each Guarantor (if any) and the Senior Trustee; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Senior Debt Securities and the Senior Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities as contemplated by the Senior Indenture; (v) all necessary corporate or limited liability company action shall have been taken by each Guarantor (if any) to authorize the terms and issuance of its Senior Guarantee (if any) related to such series of Senior Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Senior Debt Securities and

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the Senior Indenture and to authorize the execution, delivery and performance of a supplemental indenture (if any) establishing the form and terms of such Senior Guarantee as contemplated by the Senior Indenture; (vi) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities shall have been duly executed and delivered by the Company, each Guarantor (if any) and the Senior Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the organizational documents of the Company and each Guarantor (if any), final resolutions of the Board or a duly authorized committee thereof, final resolutions of the Governing Body of each Guarantor (if any) or a duly authorized committee thereof and the Senior Indenture; and (vii) the certificates evidencing the Senior Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Senior Trustee and issued, all in accordance with the organizational documents of the Company and each Guarantor (if any), final resolutions of the Board or a duly authorized committee thereof, final resolutions of the Governing Body of each Guarantor (if any) or a duly authorized committee thereof, the Senior Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Senior Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

2.    The Subordinated Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company and the Subordinated Guarantees (if any) of each such series of Subordinated Debt Securities will constitute valid and binding obligations of each Guarantor (if any) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture (including any necessary supplemental indenture) shall have been qualified under the TIA; (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Subordinated Indenture shall have been duly authorized, executed and delivered by the Company, each Guarantor (if any) and the Subordinated Trustee; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Subordinated Debt Securities and the Subordinated Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities as contemplated by the Subordinated Indenture; (v) all necessary corporate or limited liability company action shall have been taken by each Guarantor (if any) to authorize the terms and issuance of its Subordinated Guarantee (if any) related to such series of Subordinated Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to

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such Subordinated Debt Securities and the Subordinated Indenture and to authorize the execution, delivery and performance of a supplemental indenture (if any) establishing the form and terms of such Subordinated Guarantee as contemplated by the Subordinated Indenture; (vi) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities shall have been duly executed and delivered by the Company, each Guarantor (if any) and the Subordinated Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the organizational documents of the Company and each Guarantor (if any), final resolutions of the Board or a duly authorized committee thereof, final resolutions of the Governing Body of each Guarantor (if any) or a duly authorized committee thereof and the Subordinated Indenture; and (vii) the certificates evidencing the Subordinated Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Subordinated Trustee and issued, all in accordance with the organizational documents of the Company and each Guarantor (if any), final resolutions of the Board or a duly authorized committee thereof, final resolutions of the Governing Body of each Guarantor (if any) or a duly authorized committee thereof, the Subordinated Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Subordinated Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

3.    The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions (A) establishing the number of shares of such series and the designation, powers, preferences and rights of the shares of such series and any qualifications, limitations or restrictions thereon, (B) authorizing and approving the form, terms, execution, delivery and performance of a Certificate of Designation with respect to such series of Preferred Stock and the form of certificate (if any) evidencing the shares of such series of Preferred Stock and (C) authorizing and approving the filing of such Certificate of Designation and the issuance, sale and delivery of such shares of Preferred Stock at a purchase price in an amount not less than the aggregate par value thereof; (iv) such Certificate of Designation shall have been duly executed by the Company and filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (v) certificates representing such series of

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Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.

4.    The issuance and sale of shares of Common Stock covered by the Registration Statement will be duly authorized, and each share of Common Stock will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.

5.    The Depositary Shares covered by the Registration Statement will entitle the holders thereof to the rights specified in such Depositary Shares and the Deposit Agreement relating to such Depositary Shares when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Depositary Shares and the series of Preferred Stock underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Deposit Agreement shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Depositary Agent named in the Deposit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution and delivery of the Deposit Agreement and the issuance and sale of such Depositary Shares; (v) the actions described in paragraph 3 above shall have been taken; and (vi) the Depositary Receipts

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evidencing Depositary Shares shall have been duly executed and delivered by the Depositary Agent in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

6.    Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution and delivery of the Warrant Agreement, the form of certificate evidencing such issue of Warrants and the issuance and sale of such issue of Warrants; (v) the actions described in paragraph 4 above shall have been taken; and (vi) certificates representing such issue of Warrants shall have been duly executed, countersigned and registered in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

7.    Each issue of Units covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Units and the Debt Securities and any related Guarantees, shares of Preferred Stock, shares of Common Stock, Depositary Shares or Warrants, as the case may be, included in such Units (in any such case, the “Unit Securities”) shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Unit Agreement relating to such issue of Units shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Unit Agent named in the Unit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution and delivery of the Unit Agreement, the form of certificate evidencing such issue of Units and the issuance and sale of such issue of Units; (v) the actions described in any two or more of paragraphs 1, 2, 3, 4, 5 and 6 above, as the case may be, shall have been taken; and (vi) certificates representing such issue of Units shall have been duly executed, countersigned and registered in accordance with such Unit Agreement and shall have been duly delivered in accordance with the applicable definitive purchase,

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underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor and, if any shares of Common Stock or shares of Preferred Stock are included in such issue of Units or are issuable in exchange for or upon exercise of a Security included in such issue of Units, a portion of such consideration shall be allocated to such shares of Common Stock or shares of Preferred Stock, as the case may be, in an amount not less than the aggregate par value thereof.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i)     the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii)    the execution, delivery and performance by the Company and the Guarantors (if any) of the Senior Indenture, each indenture supplement to the Senior Indenture, the Subordinated Indenture, each indenture supplement to the Subordinated Indenture, the Deposit Agreement, the Warrant Agreement and the Unit Agreement, as applicable, and the issuance, sale and delivery of the applicable Securities will not (A) contravene or violate the organizational documents of either the Company or any Guarantor, (B) violate any law, rule or regulation applicable to the Company or any Guarantor, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any Guarantor or any order, judgment or decree of any court or governmental authority applicable to the Company or any Guarantor, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

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(iii)     the authorization thereof by the Company or each Guarantor (if any), as applicable, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(iv)     the organizational documents of the Company and each Guarantor (if any), each as currently in effect, will not have been modified or amended and will be in full force and effect; and

(v)     the Company will have a number of authorized and unissued shares of Common Stock and Preferred Stock sufficient to provide for the issuance of all shares of Common Stock and Preferred Stock issued pursuant to the transactions contemplated above and issuable upon exercise of any Warrants.

We have further assumed that the Senior Indenture, each indenture supplement to the Senior Indenture, the Subordinated Indenture, each indenture supplement to the Subordinated Indenture, each Warrant Agreement, each Deposit Agreement and each Unit Agreement will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company or any Guarantor and is expressly covered by our opinions set forth herein. We have also assumed that no event has occurred or will occur that would cause the release of any Senior Guarantee under the terms of the Senior Indenture relating to such Senior Guarantee or any Subordinated Guarantee under the terms of the Subordinated Indenture relating to such Subordinated Guarantee.

This opinion letter is limited to the DGCL, the Delaware Limited Liability Company Act and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Range Resources Corporation

August 9, 2017

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP